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                          SOUTHWALL TECHNOLOGIES INC.

                                   EXHIBIT 21
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              LIST OF SUBSIDIARIES OF SOUTHWALL TECHNOLOGIES INC.
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  Name                              State or other Jurisdiction of Incorporation
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Southwall Worldwide Glass Inc.                       California

Southwall-Sunflex, Inc.                              California